UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 7, 2009
(October 1, 2009)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 1, 2009, Quanta Services, Inc. (“Quanta”) completed the previously announced acquisition of Price Gregory Services, Incorporated (“Price Gregory”). Pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 2, 2009 (the “Merger Agreement”), by and among Quanta, Quanta Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Quanta (“Merger Sub”), Price Gregory and the stockholders of Price Gregory named in the Merger Agreement, Price Gregory was merged with and into Merger Sub, with Merger Sub surviving the merger and remaining a wholly owned subsidiary of Quanta with the name Price Gregory Services, LLC.
     Pursuant to the Merger Agreement, Quanta issued to Price Gregory’s stockholders (a) an aggregate of approximately 10.9 million shares of its common stock and (b) an aggregate of approximately $96 million in cash net of transaction and severance costs of Price Gregory and including cash paid to certain unaccredited investors in lieu of the issuance of common stock.
     A copy of the Merger Agreement was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to Quanta’s Current Report on Form 8-K filed with the SEC on September 8, 2009 and is incorporated into this Item 2.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of Quanta has appointed Earl C. Austin, Jr. as President of the Natural Gas and Pipeline Division of Quanta, effective October 1, 2009. Mr. Austin will report directly to James F. O’Neil III, the President and Chief Operating Officer of Quanta. Mr. Austin will be responsible for overseeing Quanta’s operations and strategic initiatives across the natural gas and transmission and distribution pipeline industries.
     Mr. Austin, age 39, has been with Quanta for over eight years, serving since 2001 as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and a subsidiary of Quanta (“North Houston”). Mr. Austin is a director of the Southwest Line Chapter of the National Electric Contractors Association. He holds a Bachelor of Arts in Business Management degree.
     North Houston has entered into certain facility leases with Properties, Etc., a general partnership of which Mr. Austin is a general partner. These leases have various terms through August 2014. The aggregate monthly rental rate of these leases is currently $26,090. In addition, North Houston has entered into a facility lease with Mr. Austin, which expires in August 2011 and has a monthly rental rate of $8,250. Further, North Houston has entered into a facility lease with Mr. Austin’s father, which also expires in August 2011 and has a monthly rental rate of $8,250. Quanta believes that the rental rates of the above leases do not exceed fair market value.

Item 7.01 Regulation FD Disclosure.
     On October 2, 2009, Quanta announced that it completed its previously announced acquisition of Price Gregory. A copy of Quanta’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
     To the extent required by this item, financial statements of Price Gregory will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.
     (b) Pro Forma Financial Information.
     To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.
     (d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated September 2, 2009, by and among Quanta Services, Inc., Quanta Sub, LLC, Price Gregory Services, Incorporated, and certain stockholders of Price Gregory Services, Incorporated named therein (incorporated by reference to Exhibit 2.1 to Quanta Services’ Current Report on Form 8-K filed on September 8, 2009).

99.1	Press Release of Quanta Services, Inc. dated October 2, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 7, 2009

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated September 2, 2009, by and among Quanta Services, Inc., Quanta Sub, LLC, Price Gregory Services, Incorporated, and certain stockholders of Price Gregory Services, Incorporated named therein (incorporated by reference to Exhibit 2.1 to Quanta Services’ Current Report on Form 8-K filed on September 8, 2009).

99.1	Press Release of Quanta Services, Inc. dated October 2, 2009.